Exhibit 10.14

AMENDED AND RESTATED CORE & MAIN HOLDINGS, LP

EQUITY INCENTIVE PLAN

Article I

Purpose

Core & Main Holdings, LP has established this Plan (formerly known as the Core & Main LP Equity Incentive Plan), to foster and promote its long-term financial success. Capitalized terms have the meaning given in Article XII.

Article II

Powers of the General Partners

Section 2.1 Power to Grant Awards. The General Partners may select Eligible Persons to participate in the Plan. The General Partners shall determine the terms of each Award, consistent with the Plan. Subject to Article VIII, a maximum of 7,895,652 Common Units, Profits Units, Options and Stock Appreciation Rights will be available for issuance under the Plan.

Section 2.2 Administration. The General Partners shall be responsible for the administration of the Plan. The General Partners may prescribe, amend and rescind rules and regulations relating to the administration of the Plan, provide for conditions and assurances they deems necessary or advisable to protect the interests of the Partnership and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the General Partners under the Plan shall be exercised by the General Partners in their sole discretion. Determinations, interpretations or other actions made or taken by the General Partners under the Plan shall be final, binding and conclusive for all purposes and upon all Persons.

Section 2.3 Delegation by the General Partners. Pursuant to the Partnership Agreement, the General Partners have delegated all of their powers, duties and responsibilities to the Board of the Partnership (the “Board”), and, accordingly, any determination, interpretation or other action taken by the Board shall be conclusively deemed to be an act of the General Partners for all purposes under the Plan and with respect to all Awards granted under the Plan; provided, that nothing in the Plan shall be construed as prohibiting the General Partners from acting under the Plan directly (i.e., other than through the Board of Directors of the Partnership). The Board may further delegate all of its powers, duties and responsibilities under the Plan to any duly constituted committee of members of the Board or other individuals authorized by the General Partners or the Board to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee or individuals shall have the same effect hereunder as if made or taken by the General Partners.

Article III

Common Units

Section 3.1 Awards and Administration. The General Partners may cause the Partnership to issue Common Units to Participants or to or to Management LLC at such time or times as it shall determine, the terms and conditions of the acquisition, holding and disposition of which shall be set forth in a Subscription Agreement approved by the General Partners (which, if applicable, may also be the Award Agreement in use with respect to Profits Units and which may include terms relating to the effect of Competitive Activity by a Participant). Common Units issued under the Plan shall be subject to the terms and conditions of the Partnership Agreement as in effect from time to time. If determined by the General Partners to be necessary or appropriate, any acquisition of Common Units by any Participant may be effected by the acquisition of an equal number of Common Units of Management LLC.

Section 3.2 Minimum Consideration for Common Units. Unless otherwise determined by the General Partners, the consideration to be paid or delivered for any Common Units to be issued pursuant to this Section 3.2 shall not be less than the Fair Market Value on the Grant Date.

Section 3.3 Payment. Unless otherwise determined by the General Partners, the consideration to be paid or delivered with respect to any Common Units issued pursuant to this Section 3.3 shall be paid in cash or other readily available funds simultaneously with the closing of the purchase of such Common Units.

Article IV

Profits Units

Section 4.1 Grant of Profits Units. The General Partners may grant Profits Units to Eligible Persons or to Management LLC at such time or times as it shall determine. Each Profits Unit granted to a Participant or to Management LLC shall be evidenced by an Award Agreement that shall specify the number of Profits Units granted and such other terms as the General Partners shall determine (including, but not limited to, terms relating to the effect of Competitive Activity by a Participant). All grants of Profits Units shall be made in accordance with, and the terms of the Profits Units shall be subject to, the Partnership Agreement as in effect from time to time and the Award Agreement evidencing such Profits Units. As a condition to the grant of Profits Units, a Participant shall make an election under section 83(b) of the Code with respect to such Profits Units. If determined by the General Partners to be necessary or appropriate, any acquisition of Profits Units by any Participant may be effected by the acquisition of an equal number of Profits Units of Management LLC.

Section 4.2 Status as Partnership Profits Interests. Unless otherwise determined by the General Partners on or before the Grant Date, each Profits Unit is intended to be a partnership profits interest for U.S. federal income tax purposes, and, if and to the extent necessary to effect such status, a Benchmark Amount shall be assigned to the Profits Units.

Section 4.3 Vesting of Profits Units. Profits Units shall become vested in accordance with such vesting schedule or upon the attainment of such performance criteria as shall be specified by the General Partners on or before the Grant Date. Unless otherwise determined by the General Partners on or before the Grant Date or thereafter in a manner more favorable to the Participant, the Profits Units shall vest in five substantially equal installments on the first through fifth anniversaries of the date of grant. The General Partners may accelerate the vesting of any Profits Unit, all Profits Units or any class of Profits Units at any time and from time to time. Profits Units (whether or not vested) may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than as permitted by the General Partners.

Article V

Unit Options

Section 5.1 Grant of Options. The General Partners may select Eligible Persons to receive Options at such time or times as they shall determine. Options granted pursuant to the Plan will not be “incentive stock options” as defined in the Code. Each Option granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of Common Units that may be purchased pursuant to such Option, the exercise price at which Common Units may be purchased pursuant to such Option, the duration of such Option (not to exceed the tenth anniversary of the Grant Date), and such other terms as the General Partners shall determine (including, but not limited to, requiring a Participant to agree to certain restrictive covenants regarding competition against the Partnership and its Affiliates or solicitation of their respective clients or employees).

Section 5.2 Exercise Price. The exercise price per Common Unit to be purchased upon exercise of an Option shall not be less than the Fair Market Value of such Common Unit on the Grant Date.

Section 5.3 Vesting and Exercise of Options. Options shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the General Partners on or before the Grant Date. Unless otherwise determined by the General Partners on or before the Grant Date, or thereafter in a manner more favorable to the Participant, one fifth of the Options shall vest and become exercisable subject to continued employment on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. The General Partners may accelerate the vesting or exercisability of any Option, all Options or any class of Options at any time and from time to time.

Section 5.4 Payment. The General Partners shall establish procedures governing the exercise of Options, which procedures shall, unless the General Partners determine otherwise and/or as otherwise specified in an Award Agreement, generally require that prior written notice of exercise be given and that the exercise price (together with any required withholding taxes or other similar taxes, charges or fees) be paid in full (i) in cash, cash equivalents or other readily-available funds at the time of exercise or (ii) if so provided in an Award Agreement, at the Participant’s written request, by cancellation of all or a portion of the Options (to the extent then exercisable), and, in consideration of such cancellation, the Partnership shall retain (i.e., not issue) a number of Common Units (the “Unissued Option Units”) that have an aggregate Fair Market Value as of the date of cancellation equal to the aggregate Option exercise price of the portion of the Options so cancelled (it being understood that if a Participant elects to exercise Options in the manner set forth in this clause (ii), the Partnership shall issue to the Participant a number of Common Units equal to the portion of the Options so cancelled minus the number of Unissued Option Units); provided that, in the case of each of clause (i) and clause (ii), the Participant shall pay any required withholding taxes or other similar taxes, charges or fees to the Partnership in cash or cash equivalents at the time of exercise. Notwithstanding the foregoing, on such terms as the General Partners may establish from time to time following an IPO, the General Partners may authorize the Partnership to establish a broker-assisted exercise program or other method of exercise of the Options without cash outlay by a Participant. In connection with any Option exercise, the Partnership may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to (a) evidence such exercise, (b) determine whether registration is then required under the U.S. federal securities laws or similar non-U.S. laws or (c) comply with or satisfy the requirements of the U.S. federal securities laws, applicable state or non-U.S. securities laws or any other law. As a condition to the exercise of any Option before an IPO, a Participant shall enter into a Subscription Agreement in the form then customarily used by the Partnership.

Article VI

Unit Appreciation Rights

Section 6.1 Grant of Unit Appreciation Rights. The General Partners may select Eligible Persons to receive Unit Appreciation Rights at such time or times as they shall determine. Each Unit Appreciation Right granted to a Participant shall be evidenced by an Award Agreement that shall specify the number of Unit Appreciation Rights that may be exercised, their exercise price and their duration (not to exceed the tenth anniversary of the Grant Date), and such other terms as the General Partners shall determine in their discretion, consistent with the Plan (including, but not limited to, requiring a Participant to agree to certain restrictive covenants regarding Competitive Activity).

Section 6.2 Vesting and Exercise of Unit Appreciation Rights. Unit Appreciation Rights shall become vested or exercisable in accordance with the vesting schedule or upon the attainment of such performance criteria as shall be specified by the General Partners in the Award Agreement on or before the Grant Date. Unless otherwise determined by the General Partners on or before the Grant Date, or thereafter in a manner more favorable to the Participant, one fifth of the Options shall vest and become exercisable subject to continued employment on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. The General Partners may accelerate the vesting or exercisability of any Unit Appreciation Right or all Unit Appreciation Rights at any time and from time to time.

Section 6.3 Payment. The General Partners shall establish procedures governing the exercise and settlement of Unit Appreciation Rights, which procedures shall generally require that prior written notice of exercise be given and that any required withholding taxes or other similar taxes be satisfied. In connection with any Unit Appreciation Right exercise, the Partnership may require the Participant to furnish or execute such other documents as it shall reasonably deem necessary to evidence such exercise. Unless otherwise determined by the General Partners, upon exercise of a Unit Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the General Partners, of Common Units or cash, or a combination of Common Units and cash having an aggregate value equal to the amount determined by multiplying:

(i) any increase in the Fair Market Value of one Common Unit on the exercise date over the Base Price of such Unit Appreciation Right, by

(ii) the number of Common Units with respect to which such Unit Appreciation Right is exercised;

If so required by the General Partners, a Participant exercising Unit Appreciation Rights for cash may be required to invest the cash received upon exercise (after reduction for any required withholding taxes or other similar taxes) in Common Units of Management LLC.

Article VII

Termination of Employment

Section 7.1 Effect of Termination of Employment on Profits Units, Options and Unit Appreciation Rights. Unless otherwise determined by the General Partners on or before the Grant Date or thereafter in a manner more favorable to the Participant, if a Participant’s employment with the Partnership terminates, all of such Participant’s (i) Profits Units (or, if applicable, the Profits Units issued to Management LLC in respect of such Participant), (ii) Options and (iii) Unit Appreciation Rights shall be treated as follows:

(a) if the Participant’s employment terminates as a result of the Participant’s death or Disability, all of such Participant’s unvested Profits Units, Options and Unit Appreciation Rights shall become fully and immediately vested upon such termination of employment;

(b) except as provided in Section 7.1(a), any unvested Profits Units, Options and Unit Appreciation Rights shall be automatically forfeited and canceled immediately upon such termination of employment;

(c) except in the case of a termination for Cause, vested Profits Units, Options and Unit Appreciation Rights shall remain outstanding and shall remain subject to the terms of the Partnership Agreement and the Award Agreement; and

(d) in the case of a termination for Cause, any and all Profits Units, Options and Unit Appreciation Rights held by such Participant or, if applicable, by Management LLC in respect of such Participant (whether or not then vested) shall be automatically forfeited and canceled immediately upon such termination of employment.

Section 7.2 Call Rights upon Termination of Employment. Each Subscription Agreement shall provide that the Partnership and the Investor shall have successive rights prior to an IPO to purchase all or any portion of a Participant’s Units (and, if applicable, the Units issued to Management LLC in respect of such Participant) upon a termination of employment of the Participant for a purchase price per Unit equal to the Fair Market Value as of the “Determination Date” specified in the Subscription Agreement (or as to Common Units, if such termination is for Cause, for the lesser of (i) the Fair Market Value as of the “Determination Date” specified in the Subscription Agreement and (ii) the price at which the Participant purchased such Common Unit from the Partnership). For the avoidance of doubt, if the purchase price for a Unit as determined according to this Section 7.2 is less than or equal to zero, then the Unit shall be forfeited to the Partnership without any payment to the Participant. Without limiting the generality of this Section 7.2 or of the administrative powers of the General Partners or their delegate hereunder, the Partnership may require, as a condition to the sale or grant of any Unit under the Plan, that (i) the Participant (or, if applicable, Management LLC in respect of such Participant) provide the Partnership or its designee(s) with powers of attorney to effect such repurchase and (ii) the Participant’s spouse execute and deliver a form of spousal waiver with respect to any Units sold or granted to the Participant.

Article VIII

Adjustment upon Change in Capitalization

Section 8.1 Generally. If and to the extent necessary or appropriate to reflect any extraordinary dividend, split or combination or any recapitalization, merger, consolidation, exchange of equity interests, spin-off, liquidation or dissolution of the Partnership or other similar transaction affecting the equity interests of the Partnership, including an IPO and any reorganization transactions that occur in connection with an IPO, the General Partners shall adjust the number of Profits Units, Options and Unit Appreciation Rights available for issuance under the Plan and the number and class of outstanding Awards of Profits Units, Options and Unit Appreciation Rights, and/or make such substitution, revision or other provisions or take such other actions with respect to any outstanding Award of Profits Units, Options and Unit Appreciation Rights or the holder or holders thereof, in each case as they reasonably determines to be equitable. Without limiting the generality of the foregoing sentence, in the event of any such transaction, the General Partners shall have the power to make such changes as they reasonably deem appropriate in the number and type of equity interests covered by outstanding Awards of Profits Units, Options and Unit Appreciation Rights, the prices, exercise prices and/or Benchmark Amounts specified therein (if applicable), and the securities, cash or other property to be received upon the exercise, settlement, conversion or repurchase of such Profits Units, Options and Unit Appreciation Rights or otherwise to be received in connection with such outstanding Awards. In addition and without limiting the generality of the foregoing, in the event of a merger transaction in which consideration other than cash will be paid to the holders of Common Units, each outstanding Profits Unit, Option and Unit Appreciation Right (and/or successor equity interests) shall be treated as provided for in the agreement and plan of merger entered into by parties to such transaction. After any adjustment made pursuant to this Article VIII, the number of Profits Units, Options, Unit Appreciation Rights or other equity interests subject to each outstanding Award of Profits Units, Options and Unit Appreciation Rights shall be rounded down to the nearest whole number. Any action taken pursuant to this Article VIII shall be effected in a manner that is exempt from or otherwise complies with Section 409A of the Code.

Section 8.2 IPO Restructuring. Without limiting the generality of Section 8.1, in connection with an IPO, the General Partners may, in their discretion, cause (x) outstanding Common Units to be exchanged for shares of the stock of the public company, (y) outstanding Profits Units to be converted into shares of the stock of the public company and/or other equity interests with substantially equivalent rights (as reasonably determined by the General Partners), excluding tax treatment and option value and (z) Options and Unit Appreciation Rights to be converted into equity interests of the public company with substantially equivalent rights (as reasonably determined by the General Partners), excluding option value (including, in the case of Unit Appreciation Rights, by providing that, following the IPO, the Unit Appreciation Rights shall be exercisable solely for stock of the public company). Alternatively, the General Partners may determine to keep any of the Common Units, Profits Units, Options and Unit Appreciation Rights outstanding, in whole or in part. In addition, the General Partners may make such modifications to the Plan and to outstanding Awards as they determine in their sole discretion to be necessary or appropriate to the extent that the Awards will relate to stock of the public company following the IPO (including, without limitation, the definition of “Change in Control” herein and adding the holdback provision set forth in Section 8.3).

Section 8.3 IPO Holdback. Without limiting Section 8.2, if a registration statement is filed under the Securities Act with respect to an underwritten public offering of any shares of capital stock of a successor corporation to the Partnership (or another wholly-owned subsidiary of the Partnership or a successor thereto), the General Partners may modify the Plan and outstanding Awards to provide that no Participant shall effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any common stock of such entity, other than as part of such underwritten public offering, during the 20 days prior to and the 180 days after the effective date of such registration statement (or such other period as may be generally applicable to or agreed by the entity’s senior-most executives). If such entity files a prospectus in connection with a takedown from a shelf registration statement, no Participant shall effect any public sale (including a sale under Rule 144 under the Securities Act or other similar provision of applicable law) or distribution of any common stock of such entity, other than as part of such offering, for 20 days prior to and 90 days after the date the prospectus supplement is filed with the Securities and Exchange Commission (or such other period as may be generally applicable to or agreed by the entity’s senior-most executives).

Article IX

Change in Control

Section 9.1 Accelerated Vesting. Subject to this Article IX, and unless otherwise provided in an Award Agreement, in the event of a Change in Control, all then-outstanding Awards that are then unvested shall immediately become fully vested.

Section 9.2 Form of Consideration. Notwithstanding any provision of this Plan to the contrary, except for Awards replaced with Alternative Awards, the form or timing of all or any part of the consideration to be paid in respect of an Award under Section 9.1 in connection with a Change in Control may be different than the form or timing of consideration received by the Investors (to the extent permitted under Section 409A of the Code), so long as the value of the Change in Control Price applied to such Award, as determined by the General Partners in their sole discretion, is at least equal to the Change in Control Price paid to the Investors. Subject to the preceding sentence, the General Partners may, in their sole discretion, pay different forms of consideration in respect of different Awards (including in respect of the vested portion or unvested portion of Awards) and/or Awards held by different Participants.

Section 9.3 Alternative Award. No cancellation, acceleration of vesting or other payment shall occur with respect to any Award if the General Partners reasonably determine in good faith, prior to the occurrence of a Change in Control, that such Award shall be honored or assumed, or new rights substituted therefor following the Change in Control (such honored, assumed or substituted award, an “Alternative Award”), provided that any Alternative Award must:

(a) give the Participant who held such Award rights and entitlements substantially equivalent to or better than the rights and terms applicable under such Award, including, but not limited to, an identical or better exercise and vesting schedule, and identical or better timing and methods of payment; and

(b) have terms such that if a Participant’s employment is involuntarily (i.e., by the Partnership or its successor other than for Cause) or constructively (i.e., by the Participant with “good reason”, which, for a Participant who is a party to an employment agreement that contains such term, shall be as defined in such employment agreement, and, for a Participant who is not a party to an employment agreement containing such term, shall be determined by the General Partners prior to the Change in Control so as to be reasonably protective of the Participant in light of the circumstances of the particular transaction) terminated within two years following a Change in Control at a time when any portion of the Alternative Award is unvested, the unvested portion of such Alternative Award shall immediately vest in full and such Participant shall receive either (1) a cash payment equal in value to the excess (if any) of the fair market value of the equity interests subject to the Alternative Award at the date of exercise or settlement (as determined in good faith by the board of directors of the issuer of the Alternative Award) over the price (if any) that such Participant would be required to pay to exercise such Alternative Award or (2) publicly-traded shares or equity interests equal in value equal to the value in clause (1);

and provided, further, that, in the event of a Change in Control in which the consideration received by the Investors consists solely of cash, Alternative Awards may not be substituted for vested Profits Units or vested Unit Appreciation Rights without the consent of the holder of such Units.

Section 9.4 Any Alternative Award shall either be exempt from, or shall comply with, Section 409A of the Code.

Article X

Authority to Vary Terms or Establish Local Jurisdiction Plans

The General Partners may vary the terms of Awards under the Plan, or establish sub-plans under the Plan to authorize the grant of awards that have additional or different terms or features from those otherwise provided for in the Plan, if and to the extent the General Partners determine necessary or appropriate to permit the grant of awards that are best suited to further the purposes of the Plan and to comply with applicable securities laws in a particular jurisdiction or provide terms appropriately suited for Participants in such jurisdiction in light of the tax laws of such jurisdiction while being as consistent as otherwise possible with the terms of Awards under the Plan; provided that this Article X shall not be deemed to authorize any increase in the number of Units set forth in Sections 3.1 and 4.1 as available for issuance under the Plan.

Article XI

Amendment, Modification, and Termination of the Plan

The General Partners may terminate or suspend the Plan at any time, and may amend or modify the Plan from time to time. No amendment, modification, termination or suspension of the Plan shall have a material adverse effect on the economic terms of any Award theretofore granted under the Plan without the consent of the Participant holding such Award or the consent of a majority in interest of Participants holding similar Awards (such majority in interest to be determined based on the number of Units covered by such Awards). Approval of the Plan by holders of equity interests in the Partnership or of any such amendment, modification, termination or suspension shall be obtained to the extent mandated by applicable law, or if otherwise required or deemed appropriate by the General Partners.

Article XII

Definitions

Section 12.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” has the meaning given in the Partnership Agreement.

“Alternative Award” has the meaning given in Section 9.3.

“Award” shall mean the issuance of Common Units pursuant to Article III or the grant of any Profits Unit, Option or Unit Appreciation Right, in each case issued on or following the Effective Date pursuant to the terms of the Plan.

“Award Agreement” means a Subscription Agreement or any other agreement evidencing an Award.

“Benchmark Amount” means an amount necessary to effect the limitation on distributions set forth in Section 2.1(b) of the Partnership Agreement.

“Board” has the meaning given in Section 2.3.

“Change in Control” means:

(a) the acquisition (including by merger) after the Effective Date by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act) after which acquisition such person, entity or group owns more than 50% of the equity interests of the Partnership’s then outstanding equity interests, other than any such acquisition by the Partnership, any of its Subsidiaries, any employee benefit plan of the Partnership or any of its Subsidiaries, or by any of the Investors (including any “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of which any Investor is a member, or any Affiliates of any of the foregoing; or

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Partnership to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Partnership

Notwithstanding the foregoing, neither (i) an IPO nor (ii) the reorganization transactions pursuant to that certain Contribution and Subscription Agreement dated as of August 5, 2019, by and among the Partnership, Management LLC, CD&R Plumb Buyer, LLC, Core & Main GP, LLC, Core & Main Midco, LLC and Core & Main Intermediate GP, LLC shall constitute a Change in Control.

“Change in Control Price” means the price per Common Unit paid in conjunction with any transaction resulting in a Change in Control; provided that if any part of this price is payable other than in cash, is payable on a deferred basis (e.g., installments) or subject to performance or other conditions (e.g., an earnout), the Change in Control Price payable in respect of one or more Awards shall be determined in good faith by the General Partners as constituted immediately prior to the Change in Control and the General Partners may, in their sole discretion, pay the Change in Control Price at different times or under different conditions.

“Cause” shall, as to any Participant, have the meaning set forth in the employment or services agreement to which the Participant is a party with the Partnership or an Affiliate, or, in the absence of such an employment or services agreement, shall mean any of the following: (i) the Participant’s commission of a crime involving fraud, theft, false statements or other similar acts or commission of any crime that is a felony (or a comparable classification in a jurisdiction that does not use these terms);

(ii) the Participant’s willful or grossly negligent failure to perform his or her employment-related duties for the Partnership and its Subsidiaries; (iii) the Participant’s material breach of any Award Agreement, employment agreement without the definition of “cause”, or noncompetition, nondisclosure or nonsolicitation agreement to which the Participant is a party or by which the Participant is bound or (iv) the Participant’s engaging in any conduct injurious or detrimental to the Partnership or any of its Subsidiaries that causes material harm thereto, including material harm to the reputation of the Partnership or any of its Subsidiaries. The determination as to whether “Cause” has occurred shall be made by the Partnership, which shall have the authority to waive the consequences under the Plan of the existence or occurrence of any of the events, acts or omissions constituting “Cause.”

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Common Units” means the Common Units of the Partnership and, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, the Common Units (which are sometimes referred to herein as “successor equity interests”).

“Competitive Activity” with respect to a Participant means the General Partner’s determination, made reasonably and in good faith, that the Participant, directly or indirectly, has engaged in a material breach of any agreement to which the Participant and the Partnership or any of its Affiliates are parties (including but not limited to any Award Agreement) that prohibits or otherwise limits or conditions actions of the Participant related to competition; interference with key business relationships; solicitation of customers or employees; disclosure of confidential information; ownership of intellectual property; disparagement; and other similar activities.

“Disability” means, unless otherwise provided in an Award Agreement, a Participant’s long-term disability within the meaning of the long-term disability insurance plan or program of the Partnership or any Subsidiary then covering the Participant, or in the absence of such a plan or program, as determined by the General Partners. The General Partners’ reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be presented to them by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Partnership to advise the General Partners.

“Effective Date” has the meaning given in Section 13.10.

“Eligible Person” means any executive, officer or other employee of, non-employee director of, or independent contractor to, the General Partners, the Partnership or any Subsidiary or Affiliate of the Partnership (irrespective of whether such individual is treated as a partner for tax purposes).

“Fair Market Value” with respect to a Unit means, as of any date of determination prior to an IPO, the fair market value of such Unit under the Partnership Agreement, as determined by the General Partners in their sole discretion.

“General Partners” means the General Partners of the Partnership or, to the extent that a delegation to a committee has occurred as provided in Section 2.3, such committee (to the extent of such delegation).

“Grant Date” means, with respect to any Award, the date as of which such Award is granted pursuant to the Plan.

“Investors” means, collectively, the “CD&R Investors” (as defined in the Partnership Agreement).

“IPO” has the meaning given in the Partnership Agreement.

“Management LLC” means Core & Main Management Feeder, LLC, a Delaware limited liability company, and any successor thereto. To the extent necessary for any purpose, this Plan shall also be deemed to be the equity incentive plan of Management LLC with respect to the Common Units and Profits Units issued by Management LLC to Eligible Persons (other than Management LLC).

“Option” means an option to purchase Common Units subject to the terms of the Plan.

“Participant” means (i) any Eligible Person who is granted an Award and (ii) Management LLC, an entity that, following the Effective Date, owns and/or will own Common Units and Profits Units and the equity interests in which are held and/or will be held by Eligible Persons.

“Partnership” means Core & Main Holdings, LP, a Delaware limited partnership, and any successor thereto; provided that for purposes of determining the status of a Participant’s employment with the “Partnership,” such term shall include the Partnership, its Subsidiaries and Affiliates.

“Partnership Agreement” means the Agreement of Limited Partnership of Core & Main Holdings, LP dated as of August 5, 2019 and as amended from time to time.

“Person” means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

“Plan” means this Core & Main Holdings, LP Equity Incentive Plan, as amended from time to time.

“Profits Units” means the Profits Units (as defined in the Partnership Agreement) subject to the terms of the Plan and, if applicable, any securities which may be issued after the Effective Date in respect of, or in exchange for, the Profits Units (which are sometimes referred to herein as “successor equity interests”).

“Restriction Period” means the period during which any Profits Units are subject to forfeiture pursuant to the terms of the Plan.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” means a subscription agreement between or among the Partnership, Management LLC (if applicable) and a Participant embodying the terms of any acquisition of Common Units and any corresponding equity interests in Management LLC and, if applicable, any grant of Profits Units and any corresponding equity interests in Management LLC made pursuant to the Plan and in the form approved by the General Partners from time to time for such purpose.

“Subsidiary” has the meaning given in the Partnership Agreement.

“Unit Appreciation Right” means the right to receive a payment from the Partnership in cash and/or Common Units equal to the product of (i) the excess, if any, of the Fair Market Value of one Common Unit on the exercise date over a specified price (the “Base Price”) fixed by the General Partners on the Grant Date (which specified price shall not be less than the Fair Market Value of one Unit on the Grant Date), multiplied by (ii) a number of Units stated in the Award Agreement.

“Units” means Common Units (including successor equity interests) and Profits Units (including successor equity interests).

Section 12.2 Rules of Construction.

(a) Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

(b) Use of the term “Employ”. The phrase “employee”, “employment with the Partnership” and corollary terms used herein and in an Award Agreement (x) with respect to an employee shall be construed to refer to the employment with the Partnership and/or the Subsidiaries or Affiliates of the Partnership that actually employ the employee, and (y) with respect to a director or independent contractor shall be construed to refer to whichever of the Partnership and/or the Subsidiaries or Affiliates of the Partnership to which the director or independent contractor actually provides services.

(c) Termination of Employment. It shall be condition of each Award under the Plan that the date of termination of a Participant’s employment shall be determined without regard to any statutory or deemed or express contractual notice period, unless otherwise required by law.

(d) “Participant” Status. For purposes of this Plan, an Eligible Person who holds equity interests in Management LLC that correspond to Common Units or Profits Units granted by the Partnership to Management LLC shall be deemed a Participant for the substantive provisions of this Plan (including those relating to termination of employment) notwithstanding that such Eligible Person may not hold Common Units or Profits Units directly.

(e) Overriding Effect of the Partnership Agreement and Award or Other Agreements. If there is any inconsistency between any express term of the Plan, on the one hand, and any express term of the Partnership Agreement, on the other hand, the terms of the Partnership Agreement shall govern. In addition, if there is any inconsistency between any express term of the Plan and/or the Partnership Agreement, on the one hand, and any express term of any Award Agreement or other agreement to which a Participant and the Partnership or any of its Affiliates are parties, on the other hand, such Award Agreement or other agreement shall govern.

Article XIII

Miscellaneous Provisions

Section 13.1 Nontransferability of Awards. Except as otherwise provided herein, in an Award Agreement, in the Partnership Agreement or as the General Partners may permit on such terms as they shall determine, no Awards granted under the Plan may be sold, transferred, pledged, assigned, hedged, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime by such Participant only (or, in the event of the Participant’s Disability, such Participant’s legal representative). Following a Participant’s death, all rights with respect to Awards that were outstanding at the time of such Participant’s death and have not terminated shall be exercised by his designated beneficiary or by his estate in the absence of a designated beneficiary.

Section 13.2 Tax Withholding. The Partnership or the Subsidiary employing a Participant shall have the power to withhold up to the maximum statutory requirement, or to require such Participant to remit to the Partnership or such Subsidiary, an amount sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax and other governmental tax, charge or fee requirements in respect of any Award granted under the Plan (excluding, where applicable, the employer portion of any employment, social or similar taxes).

Section 13.3 Beneficiary Designation. Pursuant to such rules and procedures as the General Partners may from time to time establish, a Participant may name a beneficiary or beneficiaries (who may be named contingently or successively) by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the General Partners, and will be effective only when filed by the Participant in writing with the General Partners during his lifetime.

Section 13.4 No Guarantee of Employment or Participation. Nothing in the Plan or in any Award Agreement shall interfere with or limit in any way the right of the Partnership or any Subsidiary to terminate any Participant’s employment or retention at any time, or confer upon any Participant any right to continue in the employ or retention of the Partnership or any Subsidiary. No individual shall have a right to be selected as a Participant or, having been so selected, to receive any other or future Awards.

Section 13.5 No Limitation on Compensation; No Impact on Benefits. Nothing in the Plan shall be construed to limit the right of the Partnership or any Subsidiary to establish other plans or to pay compensation to its employees, in cash or property, in a manner that is not expressly authorized under the Plan. Except as may otherwise be specifically and unequivocally stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant’s rights under any such plan, policy or program. The selection of an Eligible Person as a Participant shall neither entitle such Eligible Person to, nor disqualify such Eligible Person from, participation in any other award or incentive plan.

Section 13.6 Voting Rights. Units shall have such voting rights as provided in the Partnership Agreement. Common Units and Profits Units of Management LLC shall be non-voting.

Section 13.7 Requirements of Law. The granting of Awards and the issuance of Units pursuant to the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Awards shall be granted under the Plan, and no Units shall be sold or issued under the Plan, if such grant, sale or issuance would result in a violation of applicable law, including U.S. federal securities laws and any applicable state or non-U.S. securities laws.

Section 13.8 Freedom of Action. Nothing in the Plan or any Award Agreement evidencing an Award shall be construed as limiting or preventing the Partnership or any Subsidiary from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any Award as a result of any such action. This Section 13.8 shall not be construed to enlarge the rights of the Partnership or the General Partners hereunder with respect to the interpretation or administration of the Plan or any Award Agreements.

Section 13.9 Unfunded Plan; Plan Not Subject to ERISA. The plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Partnership. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

Section 13.10 Term of Plan. The Plan shall be effective as of January 1, 2018 (the “Effective Date”) and shall continue in effect, unless sooner terminated pursuant to Article X, until the tenth anniversary of such date. The provisions of the Plan shall continue thereafter to govern all outstanding Awards (which Awards, for clarity, shall not be terminated).

Section 13.11 Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 13.12 Section 409A of the Code. The Plan and the Award Agreements entered into pursuant to the Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent. In no event shall any provision of the Plan be construed as an indemnification of a Participant by the Partnership in the event that the additional taxes under Section 409A of the Code apply to Awards granted hereunder.

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